Contacts: Media: Tracy Broadwater 423-224-0498 / tkbroadwater@eastman.com Investors: Greg Riddle 212-835-1620 / griddle@eastman.com

Eastman Announces First-Quarter 2009 Financial Results
Strong 1Q09 Cash from Operations

KINGSPORT, Tenn., April 23, 2009 – Eastman Chemical Company (NYSE:EMN) today announced earnings from continuing operations of $0.03 per diluted share for first quarter 2009 versus $1.46 per diluted share for first quarter 2008. Excluding the items described in the following paragraph, first-quarter 2009 earnings from continuing operations were $0.25 per diluted share, while first-quarter 2008 earnings from continuing operations were $1.48 per diluted share. For reconciliations to reported company and segment earnings, see Tables 3 and 5 in the accompanying first-quarter 2009 financial tables.

Included in the results for first quarter 2009 was a restructuring charge of $26 million for the previously announced reduction in force of approximately 300 people.  Included in the results for first quarter 2008 were asset impairments and restructuring charges of $17 million, accelerated depreciation costs of $2 million, and net deferred tax benefits of $11 million.

"In this very difficult economic environment, we remain focused on taking the actions necessary to deliver operating cash flows that will more than support both our dividend and capital expenditures,” said Brian Ferguson, chairman and CEO. "We made good progress in the first quarter with solid operating cash flows, and are on track to meet this objective."

(In millions, except per share amounts)	1Q2009	1Q2008
Sales revenue	$1,129	$1,727
Earnings per diluted share from continuing operations	$0.03	$1.46
Earnings per diluted share from continuing operations excluding accelerated depreciation costs, asset impairments and restructuring charges, and net deferred tax benefits*	$0.25	$1.48
Net cash provided by (used in) operating activities	$82	($53)
*For reconciliations to reported company and segment sales revenue and earnings see Tables 3, 4 and 5 in the accompanying first-quarter 2009 financial tables.

Sales revenue for first quarter 2009 was $1.1 billion, a 35 percent decrease compared with first quarter 2008.  Sales revenue for both first quarter 2009 and first quarter 2008 included contract ethylene sales resulting from the fourth-quarter 2006 divestiture of the polyethylene business.  Also included in first-quarter 2008 sales revenue were contract polymer intermediates sales resulting from the fourth-quarter 2007 divestiture of PET polymers manufacturing facilities and related businesses in Mexico and Argentina.  Excluding these items for both periods, sales revenue declined by 30 percent due to a decline in sales volume of 19 percent primarily attributed to the global recession and lower selling prices. For reconciliations to reported company and segment sales revenue, see Table 4 in the accompanying first-quarter 2009 financial tables.

Operating earnings in first quarter 2009 were $25 million compared with operating earnings of $168 million in first quarter 2008. Excluding asset impairments and restructuring charges in first quarter 2009 and 2008 and accelerated depreciation costs in first quarter 2008, operating earnings were $51 million in first quarter 2009 compared with $187 million in first quarter 2008. Operating results declined in all segments except Fibers because of weak demand which resulted in lower sales volume, continued low capacity utilization, and higher unit costs. In addition, lower selling prices were offset by lower raw material and energy costs. Operating results benefited from continued implementation of cost reduction actions.

Segment Results 1Q 2009 versus 1Q 2008

Coatings, Adhesives, Specialty Polymers and Inks – Sales revenue declined by 36 percent primarily due to lower sales volume.  The lower sales volume was due to the sharp decline in customer demand in all regions attributed to the global recession, particularly for products sold into the automotive, building and construction, and packaging markets.  Operating earnings, excluding a restructuring charge in first quarter 2009, declined to $21 million from $59 million in first quarter 2008 due to lower sales volume and lower capacity utilization which led to higher unit costs and an unfavorable shift in product mix, partially offset by lower raw material and energy costs.

Fibers – Sales revenue increased by 2 percent as higher selling prices and a favorable shift in product mix more than offset lower sales volume. The higher selling prices were in response to higher raw material and energy costs. Sales volume declined as higher acetate tow volume was more than offset by lower volumes for acetate yarn and acetyl chemical products. Operating earnings, excluding a restructuring charge in first quarter 2009, increased to $73 million in first quarter 2009 compared with $68 million in first quarter 2008 due to higher selling prices and a favorable shift in product mix, partially offset by higher raw material and energy costs and lower sales volume.

Performance Chemicals and Intermediates – Sales revenue declined by 49 percent, and excluding contract ethylene sales resulting from the divestiture of the polyethylene business, declined by 42 percent due to lower sales volume and lower selling prices.  The lower sales volume was primarily in olefin-based derivatives and is attributed to the global recession.  Operating earnings, excluding asset impairments and restructuring charges in both periods and accelerated depreciation costs in first quarter 2008, were $3 million in first quarter 2009 compared with $61 million in first quarter 2008.  The decline was due to lower sales volume, higher unit costs from lower capacity utilization, and lower selling prices, partially offset by lower raw material and energy costs.

Performance Polymers – Sales revenue declined by 42 percent, and excluding contract polymer intermediates sales to divested manufacturing facilities in first quarter 2008 declined by 29 percent due to lower selling prices. The lower selling prices were primarily due to the steep decline in raw material and energy costs, particularly for paraxylene.  Sales volume excluding contract polymer intermediates sales was unchanged as increased volume from the company’s IntegRex™ technology based PET facility offset lower volume from the company’s conventional PET manufacturing assets which were significantly rationalized in first quarter 2008.  In addition, demand for PET weakened due to the global recession and lightweighting of water and other bottles.  Excluding asset impairments and restructuring charges in both periods, and accelerated depreciation costs in first quarter 2008, operating results were a loss of $21 million in first quarter 2009 compared with a loss of $4 million in first quarter 2008. Operating results declined due to lower selling prices partially offset by lower raw material and energy costs and lower polyester stream utilization which led to higher unit costs.  In addition, results were impacted by the slower than expected ramp up of the debottleneck of the IntegRex-based PET facility.

Specialty Plastics – Sales revenue declined by 30 percent due primarily to lower sales volume.  The decline in sales volume was attributed to the global recession which has weakened demand for plastic resins, including copolyester products sold into the packaging, consumer and durable goods markets, and for cellulosic plastics sold into the LCD market.  Operating results, excluding a restructuring charge in first quarter 2009, declined to a loss of $13 million from earnings of $17 million in first quarter 2008.  The decline was due to lower sales volume, lower capacity utilization which led to higher unit costs, and an unfavorable shift in product mix, partially offset by lower raw material and energy costs.

Cash Flow

Eastman generated $82 million in cash from operating activities during first quarter 2009, primarily due to a $58 million reduction in working capital.  For the year, the company continues to expect to generate solid operating cash flow including generating approximately $100 million in cash from working capital.

Outlook

Commenting on the outlook for second quarter and full year 2009, Jim Rogers, who will be CEO after the annual meeting on May 7, 2009, said:  "While our capacity utilization improved on a sequential basis to slightly above 70 percent in the first quarter, the global economic environment remains challenging and visibility for demand continues to be limited.  In response to the difficult economic conditions, we have taken a number of cost reduction actions that will positively impact our financial results throughout the year.  Assuming a modest improvement in demand, we expect second-quarter 2009 earnings per share to be similar to the mean of the current analysts’ estimates on First Call of $0.71.  In addition, assuming improvement in demand increases our capacity utilization to between 75 and 80 percent for the remainder of the year, we continue to expect full-year 2009 earnings per share to be between $2.00 and $3.00.”  Charges related to cost reduction actions are excluded from earnings per share expectations.

Eastman will host a conference call with industry analysts on April 24 at 8:00 a.m. EDT. To listen to the live webcast of the conference call and view the accompanying slides, go to www.investors.eastman.com, Presentations. To listen via telephone, the dial-in number is (913) 981-5564, passcode number 7473169. A web replay and the accompanying slides will be available at www.investors.eastman.com, Presentations.  A telephone replay will be available continuously from 11:00 a.m. EDT, April 24, to 12:00 midnight EDT, May 3, at (719) 457-0820, passcode number 7473169.

Eastman manufactures and markets chemicals, fibers and plastics worldwide. It provides key differentiated coatings, adhesives and specialty plastics products; is a major supplier of cellulose acetate fibers; and produces PET polymers for packaging. As a Responsible Care® company, Eastman is committed to achieving the highest standards of health, safety, environmental and security performance. Founded in 1920 and headquartered in Kingsport, Tenn., Eastman is a FORTUNE 500 company with 2008 sales of $6.7 billion and approximately 10,200 employees. For more information about Eastman and its products, visit www.eastman.com.

Forward Looking Statements: This news release includes forward-looking statements concerning current expectations for future economic and business conditions, the financial impact of cost reduction actions, cash flows from operations and from working capital, dividends, capital expenditures, demand and sales volumes for the company’s products, utilization of the company’s manufacturing assets, accounting charges related to cost reduction actions, and earnings per share for second quarter and full-year 2009. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company's filings with the Securities and Exchange Commission, including the Form 10-K filed for 2008 available, and the Form 10-Q to be filed for first quarter 2009 and to be available, on the Eastman web site at www.eastman.com in the Investors, SEC filings section.

EASTMAN CHEMICAL COMPANY – EMN	April 23, 2009
5:00 PM EDT

FINANCIAL INFORMATION
April 23, 2009

For use in the Eastman Chemical Company Conference Call
at 8:00 AM (EDT), April 24, 2009.

Table of Contents

During 2007 and first quarter 2008, the company took strategic actions in its Performance Polymers segment for its underperforming polyethylene terephthalate ("PET") manufacturing facilities outside the United States.  During second quarter 2007, the company sold its PET manufacturing facility in Spain.   In first quarter 2008, the company sold its PET polymers and purified terephthalic acid ("PTA") production facilities in the Netherlands and its PET production facility in the United Kingdom and the related assets and businesses.  Because the company exited the PET business in the European region, results from sales of PET products manufactured at the Spain, the Netherlands, and the United Kingdom facilities, including impairments and restructuring charges of those operations, and gains and losses from disposal of those assets and businesses, are presented as discontinued operations and are therefore not included in results from continuing operations for the company or the Performance Polymers segment under generally accepted accounting principles.

EASTMAN CHEMICAL COMPANY – EMN	April 23, 2009
5:00 PM EDT

TABLE 1 – STATEMENTS OF EARNINGS

	First Quarter
(Dollars in millions, except per share amounts)	2009	2008

Sales	$1,129	$1,727
Cost of sales	950	1,390
Gross profit	179	337

Selling, general and administrative expenses	94	110
Research and development expenses	34	42
Asset impairments and restructuring charges, net	26	17
Operating earnings	25	168

Interest expense, net	19	16
Other charges (income), net	4	(1)
Earnings from continuing operations before income taxes	2	153
Provision for income taxes from continuing operations	--	38
Earnings from continuing operations	2	115

Earnings from disposal of discontinued operations, net of tax	--	18
Net earnings	$2	$133

Basic earnings per share
Earnings from continuing operations	$0.03	$1.47
Earnings from discontinued operations	--	0.23
Basic earnings per share	$0.03	$1.70

Diluted earnings per share
Earnings from continuing operations	$0.03	$1.46
Earnings from discontinued operations	--	0.22
Diluted earnings per share	$0.03	$1.68

Shares (in millions) outstanding at end of period	72.6	76.2

Shares (in millions) used for earnings per share calculation
Basic	72.5	78.2
Diluted	72.9	79.2

EASTMAN CHEMICAL COMPANY – EMN	April 23, 2009
5:00 PM EDT

TABLE 2A – SEGMENT SALES INFORMATION

	First Quarter
(Dollars in millions)	2009	2008
Sales by Segment
Coatings, Adhesives, Specialty Polymers, and Inks	$250	$389
Fibers	259	254
Performance Chemicals and Intermediates	286	556
Performance Polymers	177	304
Specialty Plastics	157	224
Total Eastman Chemical Company	$1,129	$1,727

TABLE 2B – SALES REVENUE CHANGE

First Quarter 2009 Compared to First Quarter 2008
Change in Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks	(36) %	(32) %	1%	(4) %	(1) %
Fibers	2%	(10) %	10%	2%	-- %
Performance Chemicals and Intermediates (1)	(49) %	(31) %	(18) %	-- %	-- %
Performance Polymers (2)	(42) %	(18) %	(24) %	-- %	-- %
Specialty Plastics	(30) %	(24) %	(3) %	(3) %	-- %

Total Eastman Chemical Company	(35) %	(25) %	(9)%	(1) %	-- %

(1)  Included in 2009 and 2008 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the polyethylene ("PE") businesses.  Refer to Table 4 for more information.

(2)  Sales revenue in 2008 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.  Refer to Table 4 for more information.

EASTMAN CHEMICAL COMPANY – EMN	April 23, 2009
5:00 PM EDT

TABLE 2C – SALES BY REGION

	First Quarter
(Dollars in millions)	2009	2008

Sales by Region
United States and Canada (1)	$671	$1,056
Asia Pacific	210	275
Europe, Middle East, and Africa	178	254
Latin America (2)	70	142
	$1,129	$1,727

(1) Included in 2009 and 2008 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses. Refer to Table 4 for more information.

 (2)  Included in 2008 sales revenue are contract polymer intermediates sales under the transition supply agreement related to the divestiture of the Mexican and Argentine businesses.  Refer to Table 4 for more information.

TABLE 2D – PERCENTAGE GROWTH IN SALES VOLUME BY REGION

First Quarter
Regional sales volume growth
United States and Canada (1)	(23) %
Asia Pacific	(22) %
Europe, Middle East, and Africa	(26) %
Latin America (2)	(49) %

(1) Included in 2009 and 2008 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses. Refer to Table 4 for more information.

 (2)  Included in 2008 sales revenue are contract polymer intermediates sales under the transition supply agreement related to the divestiture of the Mexican and Argentine businesses. Refer to Table 4 for more information.

EASTMAN CHEMICAL COMPANY – EMN	April 23, 2009
5:00 PM EDT

TABLE 3 - OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION COSTS, AND ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES, NET

	First Quarter
(Dollars in millions)	2009	2008
Operating Earnings (Loss) by Segment and Items
Coatings, Adhesives, Specialty Polymers, and Inks
Operating earnings	$14	$59
Asset impairments and restructuring charges, net	7	--
Operating earnings excluding items	21	59

Fibers
Operating earnings	69	68
Asset impairments and restructuring charges, net	4	--
Operating earnings excluding items	73	68

Performance Chemicals and Intermediates
Operating earnings (loss)	(3)	44
Accelerated depreciation costs included in costs of goods sold	--	1
Asset impairments and restructuring charges, net	6	16
Operating earnings excluding items	3	61

Performance Polymers
Operating loss	(25)	(6)
Accelerated depreciation costs included in costs of goods sold	--	1
Asset impairments and restructuring charges, net	4	1
Operating loss excluding items	(21)	(4)

Specialty Plastics
Operating earnings (loss)	(18)	17
Asset impairments and restructuring charges, net	5	--
Operating earnings (loss) excluding items	(13)	17

Total Operating Earnings by Segment and Items
Total operating earnings	37	182
Total accelerated depreciation costs included in costs of goods sold	--	2
Total asset impairments and restructuring charges, net	26	17
Total operating earnings excluding items	63	201

Other (1)
Operating loss	(12)	(14)

Total Eastman Chemical Company
Total operating earnings	$25	$168
Total accelerated depreciation costs included in costs of goods sold	--	2
Total asset impairments and restructuring charges, net	26	17
Total operating earnings excluding items	$51	$187

(1) Expenses not identifiable to an operating segment are not included in segment operating results and are shown as "other" operating losses.

EASTMAN CHEMICAL COMPANY – EMN	April 23, 2009
5:00 PM EDT

TABLE 4 – EASTMAN CHEMICAL COMPANY DETAIL OF SALES REVENUE

First Quarter
(Dollars in millions)	2009

Sales Revenue	$1,129
Less: Performance Chemicals and Intermediates – contract ethylene sales (1)	17
Sales revenue excluding listed items	$1,112

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2008	2008	2008	2008	2008

Sales Revenue	$1,727	$1,834	$1,819	$1,346	$6,726
Less: Performance Chemicals and Intermediates – contract ethylene sales (1)	92	102	89	31	314
Performance Polymers – contract polymer intermediates sales (2)	56	26	35	21	138
Sales revenue excluding listed items	$1,579	$1,706	$1,695	$1,294	$6,274

(1) Sales revenue for 2009 and 2008 included contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses in fourth quarter 2006.

(2) Sales revenue for 2008 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.

EASTMAN CHEMICAL COMPANY – EMN	April 23, 2009
5:00 PM EDT

TABLE 5 – OPERATING EARNINGS, EARNINGS, AND EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION

EARNINGS PER DILUTED SHARE FROM CONTINUING OPERATIONS EXCLUDING CERTAIN ITEMS

	First Quarter 2009
		Earnings from Continuing Operations
(Dollars in millions)	Operating Earnings	Before Tax	After Tax	Per Diluted Share

As reported	$25	$2	$2	$0.03

Certain Items:
Asset impairments and restructuring charges, net	26	26	16	0.22
Excluding certain items	$51	$28	$18	$0.25

	First Quarter 2008
		Earnings from Continuing Operations
(Dollars in millions)	Operating Earnings	Before Tax	After Tax	Per Diluted Share

As reported	$168	$153	$115	$1.46

Certain Items:
Accelerated depreciation costs included in costs of goods sold	2	2	1	0.01
Asset impairments and restructuring charges, net	17	17	12	0.15
Net deferred tax benefits related to the previous divestiture of businesses	--	--	(11)	(0.14)
Excluding certain items	$187	$172	$117	$1.48

EASTMAN CHEMICAL COMPANY – EMN	April 23, 2009
5:00 PM EDT

TABLE 6 – STATEMENTS OF CASH FLOWS

	First Three Months
(Dollars in millions)	2009	2008

Cash flows from operating activities
Net earnings	$2	$133

Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	67	65
Asset impairments charges	--	1
Gain on sale of assets	--	(7)
Provision (benefit) for deferred income taxes	(13)	(56)
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
(Increase) decrease in trade receivables	5	(40)
(Increase) decrease in inventories	70	(116)
Increase (decrease) in trade payables	(17)	(47)
Increase (decrease) in liabilities for employee benefits and incentive pay	(55)	(61)
Other items, net	23	75

Net cash provided by (used in) operating activities	82	(53)

Cash flows from investing activities
Additions to properties and equipment	(110)	(132)
Proceeds from sale of assets	24	323
Additions to capitalized software	(2)	(3)
Other items, net	(20)	(6)

Net cash provided by (used in) investing activities	(108)	182

Cash flows from financing activities
Net increase in commercial paper, credit facility and other borrowings	6	48
Dividends paid to stockholders	(32)	(35)
Treasury stock purchases	--	(245)
Proceeds from stock option exercises and other items	5	7

Net cash used in financing activities	(21)	(225)

Effect of exchange rate changes on cash and cash equivalents	--	1

Net change in cash and cash equivalents	(47)	(95)

Cash and cash equivalents at beginning of period	387	888

Cash and cash equivalents at end of period	$340	$793

EASTMAN CHEMICAL COMPANY – EMN	April 23, 2009
5:00 PM EDT

TABLE 7 – SELECTED BALANCE SHEET ITEMS

	March 31,	December 31,
(Dollars in millions)	2009	2008

Current Assets	$1,303	$1,423

Net Properties and Equipment	3,228	3,198

Other Assets	666	660

Total Assets	$5,197	$5,281

Payables and Other Current Liabilities	$756	$819

Short-term Borrowings	13	13

Long-term Borrowings	1,437	1,442

Other Liabilities	1,468	1,454

Stockholders’ Equity	1,523	1,553

Total Liabilities and Stockholders’ Equity	$5,197	$5,281